UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2024
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange
Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.02. Termination of a Material Definitive Agreement.
The information in the second paragraph of Item 8.01 below is incorporated into this Item 1.02 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information in the third paragraph under Item 8.01 below is incorporated into this Item 3.02 by reference.
Following a specified lock up period after the July 1, 2024 closing date (the “Closing Date”) with respect to the transactions described under Item 8.01 below, the Class A common units of limited partner interest (“Class A OP Units”) of NSA OP, LP (the “Operating Partnership”) issued by the Operating Partnership on the Closing Date may be redeemed from time to time by holders for a cash amount per Class A OP Unit equal to the market value of an equivalent number of common shares of beneficial interest, $0.01 par value per share (“Common Shares”) of National Storage Affiliates Trust (the “Company”). The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership described above by issuing one Common Share in exchange for each Class A OP Unit tendered for redemption.
The Company has elected to report early the private placement of its Common Shares that may occur if the Company elects to assume the redemption obligation of the Operating Partnership as described above in the event that Class A OP Units are in the future tendered for redemption.
As of the Closing Date, other than the 75,168,896 Class A OP Units held by the Company, after reflecting the transactions described herein, 59,781,098 Class A OP Units were outstanding (including 662,270 outstanding long term incentive performance units in the Operating Partnership and 5,769,214 outstanding units that are intended to be economically equivalent to the Class A OP Units (“DownREIT OP Units”) in the Operating Partnership’s DownREIT subsidiaries (the “DownREIT Partnerships”), which are convertible into, or exchangeable for, Class A OP Units on a one-for-basis, subject to certain conditions).
The Class A OP Units issued in the transactions described herein are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
On the Closing Date, the Company completed the internalization of its participating regional operator (“PRO”) structure, as previously announced in the Form 8-K filed by the Company on June 3, 2024. As of the Closing Date, 11,906,167 outstanding subordinated performance units in the Operating Partnership and the DownREIT Partnerships, converted into an aggregate of 17,984,787 Class A OP Units and DownREIT OP Units. Additionally, effective June 28, 2024, 194,888 subordinated performance units in the Operating Partnership were repurchased by the Company for cash.
In connection with the internalization of the PRO structure, the Company entered into contribution agreements with each PRO to acquire certain of each PRO’s assets, which included (a) each PRO’s asset management and property management contracts, including each facilities portfolio management agreement (“FPMA”), by and among the Company, the Operating Partnership, and such PRO (collectively, the “management contracts”), (b) certain intellectual property and brands (the “PRO IP”), and (c) certain rights with respect to each PRO’s tenant insurance program (“tenant insurance assets”). Additionally, the contribution agreements effectuate the termination of the following: (i) each PRO’s non-compete, non-solicitation and captive pipeline obligations, (ii) the Company’s obligations to pay any supervisory and administrative fees or reimbursements to the PROs, and (iii) immediately following the Closing Date, each PRO’s FPMA.
Pursuant to the contribution agreements, the Company paid $32.6 million in cash and issued 1,548,866 Class A OP Units to the PROs as consideration for the management contracts, the PRO IP and tenant insurance assets. The value of the consideration related to the management contracts and PRO IP was equal to four times the normalized annual EBITDA from the management contracts related to each PRO’s managed portfolio over the 12-month period ended December 31, 2023, and the value of the tenant insurance assets was based on a valuation methodology consistent with prior PRO internalizations.
The Company plans to transition the majority of operations in a phased approach, which is expected to occur over the 12 month period following the Closing Date, and the Company has executed new asset management and property management agreements with a number of the PROs for all or a part of this transitionary period at newly negotiated management fees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ David G. Cramer
David G. Cramer
President and Chief Executive Officer

Date: July 8, 2024